Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Beazer Homes USA, Inc. and the effectiveness of Beazer Homes USA, Inc.'s internal control over financial reporting dated November 12, 2014, appearing in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2014.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 24, 2014